First Quarter 2025 Earnings April 16, 2025

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN's management and Board of Directors through various internal reports. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. Any forward-looking statements made by or on behalf of FHN speak only as of the date they are made, and FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed in this document or the documents mentioned above, and other factors not listed. Throughout this document numbers may not total due to rounding, numbers are in millions unless otherwise noted, references to EPS are fully diluted, and capital ratios for the most recent quarter are estimates.

1Q25 GAAP financial summary

$ in millions except per share data	Reported Results					1Q25 Change vs.			
	1Q25	4Q24	3Q24	2Q24	1Q24	4Q24		1Q24	
Net interest income	$631	$630	$627	$629	$625	$1	—%	$7	1%
Fee income	181	99	200	186	194	82	83%	(13)	(7%)
Total revenue	812	729	828	815	819	84	11%	(7)	(1%)
Expense	488	508	511	500	515	(21)	(4%)	(27)	(5%)
Pre-provision net revenue (PPNR)	325	220	316	315	304	104	47%	21	7%
Provision for credit losses	40	10	35	55	50	30	NM	(10)	(20%)
Pre-tax income	285	210	281	260	254	74	35%	31	12%
Income tax expense	63	41	58	56	57	22	54%	5	10%
Net income	222	170	223	204	197	52	31%	25	13%
Non-controlling interest	4	4	5	5	5	—	(9%)	(1)	(17%)
Preferred dividends	5	8	5	15	8	(3)	(34%)	(3)	(37%)
Net income available to common shareholders (NIAC)	$213	$158	$213	$184	$184	$55	35%	$29	16%
EPS	$0.41	$0.29	$0.40	$0.34	$0.33	$0.12	41%	$0.08	24%
Diluted shares	523	534	538	547	558	(11)	(2%)	(34)	(6%)
ROCE	10.3%	7.4%	10.1%	9.0%	8.8%	292bps		154bps	
ROTCE	12.8%	9.2%	12.6%	11.3%	11.0%	364bps		186bps	
ROA	1.1%	0.8%	1.1%	1.0%	1.0%	29bps		14bps	
Net interest margin	3.42%	3.33%	3.31%	3.38%	3.37%	9bps		5bps	
Fee income / total revenue	22.3%	23.2%	24.1%	22.8%	23.7%	(91bps)		(143bps)	
Efficiency ratio	60.1%	62.0%	61.9%	61.4%	62.9%	(192bps)		(286bps)	
FTEs (full-time equivalent associates)	7,190	7,158	7,186	7,297	7,327	32	—%	(137)	(2%)
CET1 ratio	10.9%	11.2%	11.2%	11.0%	11.3%	(27bps)		(38bps)	
Effective tax rate	22.0%	19.3%	20.6%	21.5%	22.5%	264bps		(52bps)	
Tangible book value per share (TBVPS)	$13.17	$12.85	$13.02	$12.22	$12.16	$0.32	2%	$1.00	8%
Period end loans	$62.2B	$62.6B	$62.4B	$62.8B	$61.8B	($0.4)	(1%)	$0.5	1%
Period end deposits	$64.2B	$65.6B	$66.6B	$64.8B	$65.7B	($1.4)	(2%)	($1.5)	(2%)
Period end loan to deposit ratio	97%	95%	94%	97%	94%	150bps		297bps	

FIRST HORIZON.

PPNR, TBVPS, and ROTCE are non-GAAP and are reconciled to GAAP measures in the Appendix.

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4 1Q25 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 1Q25 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 1Q25 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 2025 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Table of Contents

Earnings success on margin expansion in 1Q25

Earnings & Returns

Adj. EPS	Adj. ROTCE	NIM	Adj. Efficiency
$0.42	13.1%	3.42%	59.1%

- Adjusted PPNR of $334 million, up $16 million from 4Q24
- NIM expanded 9bps, as deposit repricing momentum continued with a 38bp reduction in interest-bearing deposit rate
- Adjusted expenses excluding deferred comp decreased $20 million following elevated charitable contributions & client promotions in 4Q24

Capital & Credit Quality

CET1	TBVPS	NCO%
10.9%	$13.17	0.19%

- Returned $360 million of capital to shareholders through share repurchases
- TBVPS increased $0.32, driven by strong earnings and lower mark-to-market, supporting $0.15 of common dividends and share buybacks
- Net charge-off rate of 19bps; ACL/loans ratio increase of 2bp to 1.45% on increased macroeconomic uncertainty

Period End Balance Sheet & Liquidity

Deposits	Loans	Loan-to-Deposit Ratio
(2)%	(1)%	97%

- Loan-to-deposit ratio of 97%, up slightly from 4Q24
- Total deposits decrease driven by $559 million brokered CD pay-offs; average total deposit cost decreased 27bps
- Total loans down $350 million from 4Q24, driven by commercial real estate payoffs and loans to mortgage companies (LMC) seasonality, slightly offset by growth within C&I excluding LMC

FIRST HORIZON.

Reflects 1Q25 vs. 4Q24 results. PPNR, ROTCE, TBVPS, ACL to loans ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

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1Q25 adjusted financial highlights

$ in millions, except per share data	Adjusted Results 1Q25	4Q24	1Q24	1Q25 Change vs. 4Q24		1Q24	
Net interest income (FTE)	$634	$634	$628	$1	—%	$6	1%
Fee income	$181	$190	$194	($9)	(5%)	($13)	(7%)
Total revenue (FTE)	$816	$824	$823	($8)	(1%)	($7)	(1%)
Expense	$482	$506	$500	($24)	(5%)	($18)	(4%)
Pre-provision net revenue	$334	$318	$323	$16	5%	$11	3%
Provision for credit losses	$40	$10	$50	$30	NM	($10)	(20%)
Net charge-offs	$29	$13	$40	$16	119%	($11)	(28%)
Reserve build / (release)	$11	($3)	$10	$14	NM	$1	12%
NIAC	$217	$228	$195	($11)	(5%)	$22	11%
EPS	$0.42	$0.43	$0.35	($0.01)	(2%)	$0.07	20%
Diluted shares	523	534	558	(11)	(2%)	(34)	(6%)
ROTCE	13.1%	13.3%	11.6%	(19bps)		143bps	
ROA	1.1%	1.2%	1.0%	(3bps)		11bps	
Net interest margin (NIM)	3.42%	3.33%	3.37%	9bps		5bps	
Fee income / total revenue	22.2%	23.1%	23.6%	(90bps)		(141bps)	
Efficiency ratio	59.1%	61.4%	60.8%	(234bps)		(169bps)	
CET1 Ratio	10.9%	11.2%	11.3%	(27bps)		(38bps)	
TBVPS	$13.17	$12.85	$12.16	$0.32	2%	$1.00	8%
Effective tax rate	22.0%	21.0%	22.5%	99bps		(55bps)	

- **Adjusted EPS** of $0.42, a $0.01 decline from 4Q24
- **Adjusted ROTCE** of 13.1%, decreased 19bps from 4Q24
- **Adjusted PPNR** of $334 million, up 5% from 4Q24
- **NII** up $1 million linked quarter with **NIM** expansion of 9bps, driven by a 38bp reduction in interest-bearing deposit costs
- **Adjusted fee income** decreased $5 million excluding deferred compensation, as fixed income and service charges held flat and other fluctuating revenue lines saw moderate declines
- **Adjusted expense** excluding deferred compensation decreased $20 million from an elevated 4Q24
- **Provision expense** of $40 million increased $30 million from 4Q24
- **Net charge-offs** increased to $29 million with a **reserve build** of $11 million
- Strong earnings resulted in **CET1 ratio** of 10.9% along with $360 million of share repurchases

FIRST HORIZON.

PPNR, ROTCE, TBVPS, ACL to loans ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

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7 1Q25 notable items Notable Items ($ in millions, except EPS) 1Q25 FDIC special assessment (other noninterest expense) ($1) Visa Derivative Valuation Expense (other noninterest expense) ($5) Pre-tax impact of notable items ($6) Tax impact on pre-tax notable items $1 NIAC impact of notable items ($4) EPS impact of notable items ($0.01) Pre-Tax Notable Items • $5 million tied to Visa derivative valuation expenses • Expense of $1 million associated with an updated FDIC special assessment

8 • Net interest income increased $1 million and net interest margin expanded 9bps versus 4Q24 ◦ Continued momentum from last quarter as average interest-bearing deposit costs improved another 38bps, while loan yields decreased by 20bps • 4Q24 securities portfolio restructuring contributed ~$8mm of incremental NII • As of 1Q25, 55%1 of loans are indexed to short-term rates • Fixed rate cash flows over the next year include ~$4 billion of fixed rate loans with a roll-off yield of ~4.6% and $1 billion of securities at a roll-off yield of ~2.6% $628 $633 $631 $634 $634 3.37% 3.38% 3.31% 3.33% 3.42% 1Q24 2Q24 3Q24 4Q24 1Q25 Net interest income ($) and NIM (%) Deposit pricing discipline delivered NIM expansion Net interest income and margin are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes. 1Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the Appendix. $ in millions NII Margin 4Q24 $634 3.33% Days ($8) Investment Portfolio Yield $8 0.04% Loan Yields ($31) (0.17%) Deposit Rate Paid $42 0.23% Other ($10) (0.01%) 1Q25 $634 3.42%

9 Period end deposits $65.7B $64.8B $66.6B $65.6B $64.2B $16.4 $16.3 $16.2 $16.0 $15.8 $19.2 $18.0 $16.3 $16.0 $16.2 $20.1 $20.3 $22.3 $21.5 $20.9 $9.0 $8.0 $9.2 $10.7 $10.5 $1.0 $2.1 $2.5 $1.4 $0.8 Noninterest bearing deposits Base rate deposits Promotional deposits & CDs Indexed deposits Brokered CDs 1Q24 2Q24 3Q24 4Q24 1Q25 Repriced deposits while retaining balances and clients • 1Q25 period end deposits of $64.2 billion ◦ Base rate and non-interest bearing deposits remained consistent quarter over quarter ◦ Decline of $1.4 billion versus 4Q24 largely driven by a $0.6 billion reduction in brokered CDs ◦ Retained ~95% of ~$16 billion of promotional deposits and CDs repriced in the first quarter, while achieving a 34bp reduction in the weighted average rate of these promotional deposits • 1Q25 average deposits of $64.5 billion ◦ Brokered CDs averaged $0.7 billion lower in 1Q25 ◦ DDA balances decline with first quarter seasonal lows • 1Q25 interest-bearing rate paid of 2.72%, down 38bps ◦ Achieved ~80% cumulative beta since Fed rate cuts began in 3Q24 ◦ Quarter end interest-bearing deposit spot rate was ~2.70%

10 Period end loans • 1Q25 period end loans of $62.2 billion, down 1% versus 4Q24 ◦ Loans to mortgage companies (LMC) saw typical seasonality, with balances down $101 million ◦ C&I excluding LMC grew $27 million ◦ CRE balances declined $282 million due to paydowns across the portfolio including classified CRE loans paying down • Period end line utilization of 43%1 • Loan yields compressed 20bps to 5.9%, driven by lower short- term rates following the Fed rate cuts in the fourth quarter 2024 • Asset sensitive profile reflected in loan composition of 55% variable rate, 12% ARM, and 32% fixed rate3 1Utilization rates exclude loans to mortgage companies. 2Credit card & other is $0.8B from 1Q24 to 2Q24, $0.7B in 3Q24 and 4Q24, and $0.6B in 1Q25. 3Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the Appendix. Diversified portfolio across attractive geographic footprint $61.8B $62.8B $62.4B $62.6B $62.2B $30.5B $30.5B $29.8B $30.0B $30.0B $14.4B $14.7B $14.7B $14.4B $14.1B $13.6B $13.9B $14.0B $14.0B $14.1B $2.4B $2.9B $3.2B $3.5B $3.4B C&I ex LMC Commercial real estate (CRE) Consumer real estate LMC Credit card & other² 1Q24 2Q24 3Q24 4Q24 1Q25

Stable fee income despite market volatility

$ in millions	Adjusted Results					1Q25 Change vs.			
	1Q25	4Q24	3Q24	2Q24	1Q24	4Q24		1Q24	
Fixed income	$49	$49	$47	$40	$52	$0	—%	($3)	(5%)
Mortgage banking	$8	$8	$9	$10	$9	$1	7%	$0	(5%)
Service charges and fees	$52	$53	$59	$58	$57	$0	—%	($5)	(8%)
Brokerage, trust, and insurance	$38	$41	$39	$38	$36	($3)	(7%)	$2	6%
Card and digital banking fees	$18	$19	$19	$20	$19	($1)	(7%)	($1)	(5%)
Deferred compensation income	$(3)	$1	$6	$3	$9	($4)	NM	($11)	NM
Securities gains/(losses)	$0	$0	$1	$1	$0	$0	NM	$0	11%
Other noninterest income	$18	$20	$20	$16	$14	($2)	(8%)	$4	32%
Total fee income	**$181**	**$190**	**$200**	**$186**	**$194**	**($9)**	**(5%)**	**($13)**	**(7%)**
Fee income ex deferred comp	**$184**	**$189**	**$194**	**$183**	**$186**	**($5)**	**(3%)**	**($2)**	**(1%)**
Fixed income ADR[1]	$586k	$659k	$593k	$488k	$731k	($73k)	(11%)	($145k)	(20%)

- **1Q25 adjusted fee income** excluding deferred compensation decreased $5 million from 4Q24
  - **Fixed income** remained flat with average daily revenue down 11%, offset by increased revenue associated with products not included in ADR
  - **Service charges and fees** held steady, reflecting normalized run rates after changes made in 4Q24
  - **Brokerage, trust, and insurance** and **other noninterest income** decreased $3 million and $2 million respectively, which is in line with normal quarterly fluctuations and seasonality

FIRST HORIZON

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Fixed Income ADR is based upon Fixed Income trading revenues and excludes other product revenues (e.g. investment advisory, derivatives, loan trading and other service related revenues).

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Continued prioritization of expense efficiency

$ in millions	Adjusted Results 1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 Change vs. 4Q24		1Q25 Change vs. 1Q24	
Salaries and benefits	$201	$199	$199	$198	$199	$2	1%	$2	1%
Incentives and commissions	$81	$73	$76	$78	$87	$7	10%	($6)	(7%)
Deferred compensation expense	($3)	$1	$6	$3	$9	($4)	NM	($12)	NM
Total personnel expense	$279	$274	$281	$279	$295	$5	2%	($17)	(6%)
Occupancy and equipment[1]	$78	$76	$73	$72	$72	$2	2%	$6	9%
Outside services	$63	$71	$73	$75	$65	($8)	(11%)	($2)	(3%)
Amortization of intangible assets	$10	$11	$11	$11	$11	($1)	(9%)	($1)	(10%)
Other noninterest expense	$52	$74	$59	$58	$57	($22)	(30%)	($4)	(8%)
Adjusted total noninterest expense	**$482**	**$506**	**$497**	**$495**	**$500**	**($24)**	**(5%)**	**($18)**	**(4%)**
Expense ex deferred comp	**$485**	**$505**	**$491**	**$492**	**$491**	**($20)**	**(4%)**	**($7)**	**(1%)**
Full-time equivalent associates	7,190	7,158	7,186	7,297	7,327	32	—%	(137)	(2%)

- **1Q25 adjusted expense** excluding deferred compensation decreased $20 million versus 4Q24
  - **Personnel expense** excluding deferred compensation increased $9 million
    - Salaries and benefits increased $2 million, as annual merit adjustments and benefits seasonality were partially offset by lower day count
    - Incentives and commissions increased $7 million primarily reflecting accrual adjustments and performance-related awards
  - **Occupancy and equipment** increased by $2 million, which included slightly higher seasonal utilities and incremental software depreciation
  - **Outside services** declined by $8 million, driven by third-party expense reductions related to recently completed technology projects
  - **Other noninterest expense** decreased by $22 million from an elevated 4Q24, which included a $10 million contribution to the First Horizon Foundation as well as incremental customer incentives related to deposit campaigns

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Occupancy and Equipment expense includes Computer Software Expense.

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13 Non-performing loans (NPLs)Allowance for credit losses (ACL) Net charge-offs FHN NCO%1 Average NCO% of BKX Index2 $40 $34 $24 $13 $29 0.27% 0.22% 0.15% 0.08% 0.19% 0.56% 0.57% 0.57% 0.62% 1Q24 2Q24 3Q24 4Q24 1Q25 FHN NCOs Disciplined lending leads to strong performance across the cycle ACL/ loans ratio is non-GAAP and is reconciled to GAAP measures in the Appendix. 1Net charge-off % is annualized and as % of average loans. 2Excludes trust and investment banks. $865 $887 $897 $894 $905 1.40% 1.41% 1.44% 1.43% 1.45% ACL ACL/Loans 1Q24 2Q24 3Q24 4Q24 1Q25 $505 $574 $578 $602 $609 0.82% 0.91% 0.92% 0.96% 0.98% NPLs $ NPLs % 1Q24 2Q24 3Q24 4Q24 1Q25 • 1Q25 net charge-offs of $29 million in line with 2024 quarterly average and down year-over-year ◦ NCO ratio of 0.19%, consistent with guidance ◦ Results include $12 million of recoveries • Provision expense of $40 million in 1Q25 ◦ 1Q25 ACL to loans ratio increased to 1.45% to account for increased macroeconomic uncertainty • NPL ratio of 98bps, up 2bps from 4Q24

14 11.2% 0.31% (0.01)% (0.11)% (0.51)% 0.05% (0.01)% 10.9% 4Q24 Actual Adjusted NIAC Notable Items Common Dividend Share Buybacks Change in Loan Balances & Unfunded Commitments Other¹ 1Q25 Estimate Capital Ratios Common Equity Tier 1 (CET1) Tangible Book Value per Share (TBVPS) 13.9% 13.7% 13.9% 13.9% 13.7% CET1 ratio Tier 1 capital ratio Total capital ratio 1Q24 2Q24 3Q24 4Q24 1Q25 Earnings power supported return of capital to shareholders $12.85 $0.43 $(0.01) $(0.15) $0.27 $(0.25) $0.03 $13.17 4Q24 Actual Adjusted NIAC Impact² Notable Items Common Dividends Marks on AFS & Hedges Share Buybacks Other¹ 1Q25 Actual • CET1 ratio down slightly from 4Q24 to 10.9% ◦ Returned $360 million of capital to shareholders through share repurchases in first quarter ◦ Capital priorities focused on ongoing safety and soundness and profitable organic deployment into the loan portfolio • TBVPS of $13.17 increased $0.32 versus 4Q24, primarily driven by NIAC and lower mark-to-market impacts, which were partially offset by the $0.15 common dividend and the share buybacks TBVPS and adjusted financial measures are non-GAAP and are reconciled to GAAP measures in the Appendix. 1Other includes equity compensation. 2Net of change in intangibles. 11.3% 11.0% 11.2% 11.2% 10.9% 12.2%12.2%12.1%12.3% 12.0%

15 Earnings Drivers FY24 Adjusted Baseline FY25 vs FY24 Expectations Comments Adjusted Revenue (excluding deferred comp) $3,279 million Flat - Up 4% Composition of revenue will be driven by the quantity and pace of interest rate cuts and other macroeconomic variables. Adjusted Expense (excluding deferred comp) $1,978 million Up 2% - 4% Maintain disciplined expense management. Guidance range reflects potential for variable compensation increases in fixed income trading business. Net Charge-Offs 0.18% 0.15% - 0.25% Maintaining a range of possibilities as macroeconomic conditions evolve. Tax Rate 21.4% 21% - 23% Timing of discrete items impacts quarterly rate. CET1 Ratio 11.2% 10.5% - 11.0% Reflects expectations for modest loan growth in addition to opportunistic deployment of excess capital. Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income is adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes. Variability in deferred compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income. 2025 outlook reflects earnings growth expectations

16 Strategic capital management to opportunistically deploy excess capital and lower CET1 to 10% - 10.5% range Key steps to achieving intermediate term 15%+ ROTCE Highly attractive geographic footprint in growth markets with opportunities to drive loan and deposit growth Diversified business model with balance between asset sensitivity and counter-cyclical businesses provides opportunity to deliver outperformance through a variety of economic cycles Disciplined execution of strategy and continuous focus on efficiency and profitability Maintaining prudent credit culture that minimizes losses and maximizes long-term returns

Appendix

18 Actively managing liquidity and interest rate sensitivity Variable 55% Fixed 32% ARMs 12% $62.2B Floors 60% Swaps 40% $5.0B Loan repricing profile Balance sheet hedges Modest interest rate sensitivity1 +100bps +1.4% -100bps -2.3% • Modestly asset-sensitive profile driven by 55% variable rate loan mix • Within the ARM portfolio, only 7% of loans will be in their variable period within the next year • Floors with strike prices between 1.25% and 2.5% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 1Estimate as of 3/31/25 change in the next 12 months’ NII for an instantaneous, parallel shock on a static balance sheet Insured 58% Neither 35%7% $64.2B 65% of deposits insured or collateralized Collateralized • Commercial deposits of $35 billion or 54% and consumer deposits of $29 billion or 46% • Attractive lower-cost deposit base with 25% comprised of non-interest bearing products • Contingency funding plan equates to ~144% of uninsured or uncollateralized deposits

19 Track record of strong results supported by stable, diversified business mix • Our diversified business model with a highly attractive geographic footprint provides opportunity to deliver strong performance through a variety of economic cycles • The counter-cyclical businesses (fixed income, loans to mortgage companies, and mortgage) provide a counterbalance to the asset sensitive balance sheet during periods of declining interest rates Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the Appendix. Numbers may not total due to rounding. 12019 and 1H20 are standalone FHN, as the IBKC merger-of-equals did not occur until July 1, 2020. 2Counter-cyclical PPNR includes direct and allocated fees and expenses, as well as net interest income net of funds transfer pricing. $754 $1,084 $1,222 $1,374 $1,370 $1,299 $1,355 All Other Adjusted PPNR Counter-Cyclicals² Avg Fed Funds Effective Rate 2019¹ (pre-IBKC) 2020¹ (IBKC in 2H20) 2021 2022 2023 2024 2025 YTD Annualized $— $200 $400 $600 $800 $1,000 $1,200 $1,400 0% 1% 2% 3% 4% 5% 6% 7% 8% $158 / 21% $406 / 37% $347 / 28% $81 / 6% $26 / 2% $108 / 8% $596 / 79% $678 / 63% $875 / 72% $1,266 / 92% $1,344 / 98% $1,218 / 94% Adjusted PPNR in millions Average Fed Funds Effective $80 / 6% $1,275 / 94%

20 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 —% 2.00% 4.00% 6.00% $0.0 $0.5 $1.0 $1.5 $2.0 FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise Lower Revenue Market Factor Higher Revenue 2023 Environment 2024 Environment Up Rate Direction Down Rapid increase in short term rates Decline in short-term rates Extreme (low/high) Market Volatility Moderate Extreme - MOVE index sharply higher MOVE index elevated Flat/Inverted Yield Curve Shape Steep Strongly inverted Slightly inverted Tight Corporate & Mortgage Spreads Wide Wide Wide Lower Depository Liquidity Greater Constrained - exacerbated by QT Constrained, but improving • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • In addition to trading revenues, FHN Financial generates ~$40 million annually of fee income from other products, including investment advisory, derivatives, loan trading and other service related revenue • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5 Early stage of FOMC easing $0.6

High credit quality, diversified CRE portfolio

- Disciplined risk management practice and underwriting standards across CRE portfolio
- No significant upcoming repricing events, as ~72% of loans are floating and maturities are dispersed over time
- Granular portfolio with only 14 loans with commitments above $50 million
- No property type comprises over ~8% of total loans
- Average debt service coverage of 1.5x and average stabilized LTV of 54%[1]



Maturity schedule
$3.1B
16%
84%
2025
$3.3B
19%
81%
2026
$2.6B
27%
73%
2027
$5.1B
41%
59%
2028+
Floating
Fixed

CRE by loan size[2]



$14.1B
$5-$10
$1.9B
$10-$20
$2.7B
$20-$30
$2.4B
$30-$40
$1.8B
$40-$50
$1.4B
>$50
$0.7B
<$5
$3.2B

CRE by property type



35%
10%
9%
15%
15%
9%
4%
3%
Multi-Family
Traditional Office
Medical Office
Retail
Industrial
Hospitality
Other
Land + Residential

CRE by state[3]

$ in billions



$0.3
$0.2
$1.8
$1.2
$0.5
$0.2
$1.3
$0.6
$0.1
$1.1
$1.9
$3.7

FIRST HORIZON.

All loan balances are period end unless otherwise noted.
[1]FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 75% of total CRE commitments.
[2]Loan size ranges in millions and dollar amounts are total funded balances in that size range to any single customer.
[3]Excludes CRE balances totaling $1.3B outside the Southeast and New York footprint.

21

Strong underwriting in the office and multi-family portfolios

$2.7 billion office CRE portfolio

- Medical office comprises 50% of office exposure
- Less than 5% of projects are 10 stories or taller
- Total office portfolio vacancy rate of 10%
- Within the traditional office portfolio[1]:
  - Average debt service coverage of 1.6x
  - Average stabilized LTV of 61%

$5.0 billion multi-family CRE portfolio[1]

- Average debt service coverage of 1.2x
- Average stabilized LTV of 53%
- Average property has 254 units
- Low exposure to rent control, which is mostly related to low and moderate income housing focused on serving the communities in our footprint

Traditional Office[2]
$ in millions


$24
$19
$272
$183
$50
$31
$0.4
$43
$189
$158
$105
$224

Office lease renewals
Square feet in millions


2.6M
1.3M
1.3M
13.6M
2025
2026
2027
2028+

Multi-Family[2]
$ in millions


$253
$106
$485
$340
$137
$39
$4
$186
$678
$998
$176
$1.5B

FIRST HORIZON

All loan balances are period end unless otherwise noted.

[1]FHN's CRE metrics database includes a mix of proforma and updated information for all loans in the Professional CRE line of business , as well as market/investor CRE loans $5+ million in commitments, which encompasses 70% of traditional office CRE commitments and 87% of multi-family CRE commitments.
[2]Excludes traditional office balances totaling $63 million and multi-family balances totaling $117 million outside of the Southeast and New York footprint. Maps encompass entirety of traditional office and multi-family CRE portfolios.

22

23 82% 14% 4% Real estate installment loans HELOC Credit card and other C&I by state C&I by industry Consumer portfolio by product Granular C&I portfolio and real estate backed consumer portfolio 21% 21% 12% 10% 9% 7% 6% 6% 4% 4% All Other TN FL TX Other Southeastern NC LA CA GA AL 11% 10% 10% 8% 8%7% 7% 5% 5% 3% 26% Real Estate & Leasing Finance & Insurance Mortgage Warehouse Wholesale Trade Healthcare & Social Assistance Manufacturing Accommodation & Food Service Retail Trade Transportation & Warehousing Energy Other 14 Industries • The C&I portfolio is both geographically diverse and benefits from a lack of industry concentration ◦ No more than 11% C&I exposure to any industry ◦ Southeastern footprint is economically and demographically strong ◦ Exposure to markets outside the southeast primarily driven by specialty businesses • Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card All loan balances are period end unless otherwise noted. $33.4B $14.7B

24 1Q25 investment portfolio composition1 Steady principal cash flows2 Investment portfolio $0.3B $0.3B $0.3B $0.3B 2Q25 3Q25 4Q25 1Q26 Agency MBS 41% Agency CMBS 27% Agency CMO 16% U.S. Agencies & Treasury 12% States & Municipalities 4% $9.6B $9.3B $9.4B $9.3B $9.2B 2.54% 2.58% 2.58% 2.69% 3.02% Average AFS Securities Average HTM Securities Average Yield 1Q24 2Q24 3Q24 4Q24 1Q25 Investment portfolio prudently managed to support liquidity and IRR • 1Q25 investment portfolio represents ~11% of total assets ◦ Moderate total portfolio effective duration of 4.5 ◦ Low reliance on the HTM designation at ~14% of total portfolio ◦ 96% U.S. government or agency-backed by GSEs • 1Q25 total unrealized losses on the AFS and HTM portfolios of $1.0B, decreased from 4Q24 levels 1Calculated based on period end market values. 2Estimated as of 3/31/2025; includes maturities and projected calls. 1Q24 2Q24 3Q24 4Q24 1Q25 % of total assets 12% 11% 11% 11% 11% Pre-tax unrealized losses ($1.4B) ($1.4B) ($1.0B) ($1.2B) ($1.0B) Effective duration 5.0 4.9 4.6 4.8 4.5 Unencumbered securities / total securities1 27% 25% 38% 29% 36%

25 Notable Items Numbers may not total due to rounding * 4Q24, 3Q24, 2Q24, and 1Q24 include $3 million, $2 million, $3 million, and $5 million of restructuring expenses; 1Q25 and 3Q24 include $5 million and $15 million of Visa derivative valuation expenses. ** 2Q24 includes $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock. $ in millions, except EPS 1Q25 4Q24 3Q24 2Q24 1Q24 Summary of Notable Items: Loss on AFS portfolio restructuring $— $(91) $— $— $— FDIC special assessment (other noninterest expense) $(1) $1 $2 $(2) $(10) Other notable expenses * $(5) $(3) $(17) $(3) $(5) Total notable items (pre-tax) $(6) $(94) $(14) $(5) $(15) Tax-related notable items $— $— $— $— $— Preferred Stock Dividend ** $— $— $— $(7) $—

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions, except per share data	Quarterly, Unaudited				
	1Q25	4Q24	3Q24	2Q24	1Q24
Tangible Common Equity (non-GAAP)					
(A) Total equity (GAAP)	$9,044	$9,111	$9,316	$8,955	$9,173
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	426	426	426	426	520
(B) Total common equity	$8,322	$8,389	$8,595	$8,234	$8,358
Less: Intangible assets (GAAP) (b)	1,643	1,653	1,663	1,674	1,685
(C) Tangible common equity (non-GAAP)	$6,680	$6,737	$6,931	$6,560	$6,673
Tangible Assets (non-GAAP)					
(D) Total assets (GAAP)	$81,491	$82,152	$82,635	$82,230	$81,799
Less: Intangible assets (GAAP) (b)	1,643	1,653	1,663	1,674	1,685
(E) Tangible assets (non-GAAP)	$79,849	$80,499	$80,971	$80,556	$80,114
Period end Shares Outstanding					
(F) Period end shares outstanding	507	524	532	537	549
Ratios					
(A)/(D) Total equity to total assets (GAAP)	11.10%	11.09%	11.27%	10.89%	11.21%
(C)/(E) Tangible common equity to tangible assets ("TCE/TA") (non-GAAP)	8.37%	8.37%	8.56%	8.14%	8.33%
(B)/(F) Book value per common share (GAAP)	$16.40	$16.00	$16.15	$15.34	$15.23
(C)/(F) Tangible book value per common share (non-GAAP)	$13.17	$12.85	$13.02	$12.22	$12.16

FIRST HORIZON.

(a) Included in total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding.

26

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions, except per share data		Quarterly, Unaudited				
		1Q25	4Q24	3Q24	2Q24	1Q24
Adjusted EPS						
Net income available to common shareholders ("NIAC") (GAAP)	a	$213	$158	$213	$184	$184
Plus Total notable items (after-tax) (non-GAAP) (a)		4	71	11	11	12
Adjusted net income available to common shareholders (non-GAAP)	b	$217	$228	$224	$195	$196
Diluted Shares (GAAP)	c	523	534	538	547	558
EPS (GAAP)	a/c	$0.41	$0.29	$0.40	$0.34	$0.33
Adjusted EPS (non-GAAP)	b/c	$0.42	$0.43	$0.42	$0.36	$0.35
Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")						
Net Income ("NI") (GAAP)		$222	$170	$223	$204	$197
Plus Relevant notable items (after-tax) (Non-GAAP) (a)		$4	$71	$11	$4	$12
Adjusted NI (Non-GAAP)		$227	$240	$234	$208	$209
NI (annualized) (GAAP)	d	$901	$675	$889	$820	$791
Adjusted NI (annualized) (Non-GAAP)	e	$919	$956	$932	$836	$838
Average assets (GAAP)	f	$80,965	$81,950	$82,366	$81,721	$81,243
ROA (GAAP)	d/f	1.11%	0.82%	1.08%	1.00%	0.97%
Adjusted ROA (Non-GAAP)	e/f	1.14%	1.17%	1.13%	1.02%	1.03%
Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE						
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$864	$627	$849	$739	$739
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$882	$907	$892	$785	$787
Average Common Equity (GAAP)	i	$8,389	$8,494	$8,407	$8,228	$8,436
Intangible Assets (GAAP) (b)		$1,648	$1,658	$1,669	$1,680	$1,691
Average Tangible Common Equity (Non-GAAP)	j	$6,742	$6,836	$6,738	$6,548	$6,745
ROCE (GAAP)	g/i	10.30%	7.38%	10.10%	8.98%	8.76%
ROTCE (Non-GAAP)	g/j	12.81%	9.17%	12.60%	11.29%	10.95%
Adjusted ROTCE (Non-GAAP)	h/j	13.08%	13.27%	13.24%	11.99%	11.65%

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 25. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding.

27

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited				
		1Q25	4Q24	3Q24	2Q24	1Q24
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	$181	$99	$200	$186	$194
Plus notable items (pretax) (GAAP) (a)		$—	$91	$—	$—	$—
Adjusted noninterest income (Non-GAAP)	l	$181	$190	$200	$186	$194
Revenue (GAAP)	m	$812	$729	$828	$815	$819
Taxable-equivalent adjustment		$3	$4	$4	$4	$4
Revenue- Taxable-equivalent (Non-GAAP)		$816	$732	$832	$819	$823
Plus notable items (pretax) (GAAP) (a)		$—	$91	$—	$—	$—
Adjusted revenue (Non-GAAP)	n	$816	$824	$832	$819	$823
Securities gains/(losses) (GAAP)	o	$—	$(91)	$1	$1	$—
Noninterest income as a % of total revenue (GAAP)	(k-o)/ (m-o)	22.29%	23.20%	24.06%	22.75%	23.72%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	22.20%	23.10%	23.95%	22.64%	23.61%
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	p	$488	$508	$511	$500	$515
Plus notable items (pretax) (GAAP) (a)		$(6)	$(2)	$(14)	$(5)	$(15)
Adjusted noninterest expense (Non-GAAP)	q	$482	$506	$497	$495	$500
Revenue (GAAP)	r	$812	$729	$828	$815	$819
Taxable-equivalent adjustment		3	4	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		816	732	832	819	823
Plus notable items (pretax) (GAAP) (a)		—	91	—	—	—
Adjusted revenue (Non-GAAP)	s	$816	$824	$832	$819	$823
Securities gains/(losses) (GAAP)	t	$—	$(91)	$1	$1	$—
Efficiency ratio (GAAP)	p/ (r-t)	60.06%	61.98%	61.89%	61.44%	62.92%
Adjusted efficiency ratio (Non-GAAP)	q/s	59.09%	61.43%	59.86%	60.47%	60.78%

FIRST HORIZON

(a) Adjusted for notable items as detailed on page 25. Numbers may not total due to rounding.

28

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Period end				Average			
	1Q25	4Q24	1Q25 vs. 4Q24		1Q25	4Q24	1Q25 vs. 4Q24	
Loans excluding LMC								
Total Loans (GAAP)	$62,215	$62,565	$(350)	(1)%	$61,645	$62,418	$(773)	(1)%
LMC (GAAP)	3,369	3,471	(101)	(3)%	2,819	3,283	(464)	(14)%
Total Loans excl. LMC (non-GAAP)	58,846	59,095	(249)	—%	58,826	59,135	(309)	(1)%
Total Consumer (GAAP)	14,722	14,716	6	—%	14,694	14,709	(15)	—%
Total Commercial excl. LMC (non-GAAP)	44,124	44,378	(255)	(1)%	44,132	44,426	(294)	(1)%
Total CRE (GAAP)	14,139	14,421	(282)	(2)%	14,318	14,601	(283)	(2)%
Total C&I excl. LMC (non-GAAP)	$29,985	$29,957	$27	—%	$29,814	$29,825	$(11)	—%

$s in millions		Quarterly, Unaudited				
		1Q25	4Q24	3Q24	2Q24	1Q24
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases						
Allowance for loan and lease losses (GAAP)	A	$822	$815	$823	$821	$787
Reserve for unfunded commitments (GAAP)		83	79	75	66	79
Allowance for credit losses (Non-GAAP)	B	$905	$894	$897	$887	$865
Loans and leases (GAAP)	C	$62,215	$62,565	$62,445	$62,781	$61,753
Nonaccrual loans and leases (GAAP)	D	$609	$602	$578	$574	$505
Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.32%	1.30%	1.32%	1.31%	1.27%
Allowance for credit losses to loans and leases (Non-GAAP)	B/C	1.45%	1.43%	1.44%	1.41%	1.40%
Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	135%	136%	142%	143%	156%
Allowance for credit losses to nonperforming loans and leases (Non-GAAP)	B/D	148%	149%	155%	155%	171%

FIRST HORIZON

Numbers may not total due to rounding.

29

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited				
	1Q25	4Q24	3Q24	2Q24	1Q24
Adjusted noninterest income excluding deferred compensation income					
Noninterest income (GAAP)	$181	$99	$200	$186	$194
Plus notable items (pretax) (GAAP) (a)	—	91	—	—	—
Adjusted noninterest income (non-GAAP)	$181	$190	$200	$186	$194
Less deferred compensation income (GAAP)	(3)	1	6	3	9
Adjusted noninterest income excluding deferred compensation income (non-GAAP)	$184	$189	$194	$183	$186
Adjusted revenue excluding deferred compensation income					
Revenue (GAAP)	$812	$729	$828	$815	$819
Taxable-equivalent adjustment	$3	$4	$4	$4	$4
Revenue- Taxable-equivalent (non-GAAP)	$816	$732	$832	$819	$823
Plus notable items (pretax) (GAAP) (a)	$—	$91	$—	$—	$—
Adjusted revenue (non-GAAP)	$816	$824	$832	$819	$823
Less deferred compensation income (GAAP)	(3)	1	6	3	9
Adjusted revenue excluding deferred compensation income (non-GAAP)	$818	$823	$826	$816	$814
Adjusted noninterest expense excluding deferred compensation expense					
Noninterest expense (GAAP)	$488	$508	$511	$500	$515
Plus notable items (pretax) (GAAP) (a)	$(6)	$(2)	$(14)	$(5)	$(15)
Adjusted noninterest expense (non-GAAP)	$482	$506	$497	$495	$500
Less deferred compensation expense (GAAP)	(3)	1	6	3	9
Adjusted noninterest expense excluding deferred compensation expense (non-GAAP)	$485	$505	$491	$492	$491
Adjusted personnel expense excluding deferred compensation expense					
Personnel expense (GAAP)	$279	$276	$282	$279	$301
Plus notable items (pretax) (GAAP) (a)	$—	$(2)	$(1)	$(1)	$(5)
Adjusted personnel expense (non-GAAP)	$279	$274	$281	$279	$295
Less deferred compensation expense (GAAP)	(3)	1	6	3	9
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$282	$272	$275	$276	$286

FIRST HORIZON

(a) Adjusted for notable items as detailed on page 25. Numbers may not total due to rounding.

30

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited 1Q25	4Q24	3Q24	2Q24	1Q24
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	$ 285	$ 210	$ 281	$ 260	$ 254
Plus notable items (pretax) (GAAP) (a)	6	94	14	5	15
Adjusted Pre-tax income (non-GAAP)	$ 290	$ 304	$ 296	$ 265	$ 269
Plus provision expense (GAAP)	40	10	35	55	50
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	$ 330	$ 314	$ 331	$ 320	$ 319
Taxable-equivalent adjustment	3	4	4	4	4
Pre-provision net revenue-Taxable-equivalent (non-GAAP)	$ 334	$ 318	$ 335	$ 324	$ 323

$s in millions	2019	2020	2021	2022	2023	2024	2025 YTD Annualized
Adjusted Pre-provision Net Revenue (PPNR)							
Pre-tax Income (GAAP)	$586	$933	$1,284	$1,159	$1,128	$1,005	$1,155
Provision Expense (GAAP)	45	503	(310)	95	260	150	162
Total PPNR (non-GAAP)	$631	$1,436	$974	$1,254	$1,388	$1,155	$1,317
Taxable-equivalent adjustment	(9)	(11)	(12)	(13)	(16)	(15)	(14)
Notable Items (GAAP) (a)	(114)	363	(235)	(107)	33	(129)	(24)
Adjusted PPNR (non-GAAP)	$754	$1,084	$1,222	$1,374	$1,370	$1,299	$1,355
All Other Adjusted PPNR (non-GAAP)	$596	$678	$875	$1,266	$1,344	$1,218	$1,275
Counter-cyclical Adjusted PPNR (non-GAAP)	$158	$406	$347	$108	$26	$81	$80

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 25. Numbers may not total due to rounding.
Notable items can be found in the appendices of earnings releases in previously furnished 8-K filings related to the periods shown.

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